Exhibit 99.1

AMC Robotics Enters into Warrant Inducement Transaction for up to $2.1 Million in Gross Proceeds

NEW YORK – August 21, 2026 – AMC Robotics Corporation (Nasdaq: AMCI) (“AMC Robotics” or the “Company”), an AI-driven robotics solutions provider, today announced it has entered into warrant inducement agreements (the “Agreements”) with two investors (“Investors”) for the exercise of certain outstanding warrants that the Company issued in December 2025 (the “Existing Warrants”). Pursuant to the Agreements, the Investors have agreed to exercise certain of their Existing Warrants at a reduced exercise price of $1.65 for gross proceeds of $1 million (the “Initial Warrant Exercise”) and will have the option to exercise their remaining Existing Warrants at the reduced exercise price for gross proceeds of approximately up to an additional $1.1 million within 30 trading days of the Agreements. The existing exercise price of the Existing Warrants is currently $4.017 per share. The resale of the shares of common stock issuable upon exercise of the Existing Warrants has been registered pursuant to an effective registration statement on Form S-1 (File No. 333-292488).

In consideration for the immediate exercise of the Existing Warrants in cash, the Company agreed to issue to the Investors new unregistered warrants (the “New Warrants”) to purchase one (1) share of Common Stock for each one (1) share of Common Stock issued upon the exercise of the Existing Warrants pursuant to the Agreements, up to an aggregate of 1,219,816 shares of Common Stock (the “New Warrant Shares”). The New Warrants will have an exercise price of $5.775 per share, representing a 25% premium to the closing price of the Company’s Common Stock on the day prior to the execution of the Agreements, will be exercisable immediately upon issuance, and will expire on the four and one-third year anniversary of the date of issuance.

The Company intends to use the net proceeds from the transaction for funding of its robotics manufacturing facility in Vietnam, working capital, general corporate purposes, and the continued advancement of its products and services.

The New Warrants and the New Warrant Shares described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the New Warrants and the New Warrant Shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the New Warrant Shares.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For additional information about the transactions described in this press release, see the Company’s Current Report on Form 8-K, which will be filed promptly following the issuance of this press release and which can be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

About AMC Robotics Corporation

AMC Robotics (NASDAQ:AMCI) is an AI-driven robotics company focused on developing intelligent, scalable hardware and software solutions. The Company’s quadruped robotic platform, Kyro™, enables industries to automate inspection, security, and operational tasks through autonomous mobility and AI-powered perception and its warehouse logistics sorting robot, NovaArm™ is designed to enhance operational efficiency, improve sorting accuracy, and reduce labor costs for warehouses and distribution centers, addressing the accelerating demand for automation across the U.S. logistics sector.

For more information, please visit www.amcx.ai.

Investors and Media Contact

Susan Xu

Alliance Advisors IR

E: AMCRoboticsIR@allianceadvisors.com

Cautionary Note Regarding Forward Looking Statements

This press release may contain statements that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, and the effects of regulation. These forward-looking statements are based on the Company’s management’s current expectations, projections, and beliefs, as well as a number of assumptions concerning future events. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (a) challenges in opening operations in new jurisdictions, including but not limited to compliance with local ordinances, obtaining any necessary permits and regulatory oversight; (b) the ability to recognize the anticipated benefits of the new operations; (c) the outcome of any legal proceedings that may be instituted against the Company; (d) the ability to continue to meet the applicable stock exchange listing standards; (e) the effect of the Company’s completed business combination with AlphaVest Acquisition Corp (“AlphaVest”) on the Company’s business relationships, performance, and business generally and the risk that such transaction further disrupts current plans and operations of the Company or its subsidiaries; (f) the ability to recognize the anticipated benefits of the transaction with AlphaVest, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) changes in applicable laws or regulations, including legal or regulatory developments (including, without limitation, accounting considerations); (h) the possibility that AMC Robotics may be adversely affected by other economic, business, and/or competitive factors; (i) AMC Robotics’ estimates of expenses and profitability; and (j) other risks and uncertainties indicated under “Risk Factors” contained in AMC Robotics’ Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed or to be filed with the SEC by AMC Robotics. Copies are available on the SEC’s website, www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

The Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.